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Exhibit 23.2

                  [Coopers & Lybrand, LLP. Letterhead]


                   Consent of Independent Accountants

     We consent to the incorporation by reference in the Registration
Statement of Lunn Industries, Inc. and Subsidiary on Form S-3 of our report dated April 4, 1996, on our audits of the consolidated financial statements of Lunn Industries, Inc. and Subsidiary as of December 31, 1995, and for the years ended December 31, 1995 and 1994, which report is included in the Company's Annual Report on Form 10-KSB. We also consent to our Firm under the caption "Experts".

                                        /s/ Coopers & Lybrand, LLP.


New York, New York

September 25, 1996